Investor Presentation EagleBankCorp.com September 2023 Scan here for digital version:

Forward Looking Statements 2 This presentation contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic and current reports filed with the SEC. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. This presentation was delivered digitally. The Company makes no representation that subsequent to delivery of the presentation it was not altered. For the most current, accurate information, please refer to www.eaglebankcorp.com and go to the Investor Relations tab. For further information on the Company please contact: David G. Danielson P 240-552-9534 E ddanielson@eaglebankcorp.com

Biographies 3 Susan Riel CEO & President, Eagle Bancorp & EagleBank 47 years in banking 25 years with EGBN Charles Levingston EVP & Chief Financial Officer, Eagle Bancorp & EagleBank 23 years in banking 11 years with EGBN Executive Vice President and Chief Financial Officer of the Company and Bank since April 2017, previously served as Executive Vice President of Finance at the Bank. Mr. Levingston, a Certified Public Accountant, served in various financial and senior management roles at the Bank prior to his current role. Mr. Levingston joined the Bank in January 2012, and previously worked at The Federal Reserve Banks of Atlanta and Philadelphia as a commissioned Bank Examiner, and at PricewaterhouseCoopers as a Manager in the Advisory practice. President and Chief Executive Officer of the Company and Bank. She is responsible for leading the Bank’s overall growth strategies and enhancing shareholder value. Prior to being named CEO in 2019, Ms. Riel was Senior Executive Vice President and Chief Operating Officer of the Bank, and Executive Vice President of the Company. Ms. Riel has been with the Company since 1998, and has been a member of the Company’s Board of Directors since 2017 and the Bank Board since 2018. Norman R. Pozez Executive Chair - Board of Directors 15 years with EGBN Chairman and Chief Executive Officer of The Uniwest Companies which include, Uniwest Construction, Inc., Uniwest Commercial Realty, Inc., and Uniwest Hospitality, Inc. Prior to these appointments, Mr. Pozez was Chief Operating Officer of The Hair Cuttery of Falls Church, Virginia, and served as Regional Director of Real Estate and Construction for Payless Shoe Source. Mr. Pozez is a licensed Real Estate Broker in Washington, D.C., Maryland and Virginia. Janice Williams EVP, Eagle Bancorp; Senior EVP & Chief Credit Officer, EagleBank 29 years in banking 20 years with EGBN Senior Executive Vice President and Chief Credit Officer of the Bank since February 2020, and formerly Executive Vice President – Chief Credit Officer of the Bank and Vice President of the Company, has served with the Company as Credit Officer, Senior Credit Officer, and Chief Credit Officer since 2003. Prior to employment with the Bank, Ms. Williams served with Capital Bank, Sequoia Bank, and American Security Bank. Additionally, Ms. Williams, a graduate of Georgetown University Law Center and a Member of the Maryland Bar, was previously employed in the private practice of law in Maryland. Note: Effective September 25, 2023, Eric Newell, age 43, will assume the position of Chief Financial Officer of Eagle Bancorp, Inc. (the "Parent"). Mr. Newell previously served as Executive Vice President, Chief Financial Officer of Equity Bancshares (EQBK) and Equity Bank, a $5.2 billion financial holding company and subsidiary bank headquartered in Wichita, Kansas. Effective September 25, 2023, Charles Levingston will cease to serve as Executive Vice President, Chief Financial Officer of Parent. Mr. Levingston will continue to serve as Executive Vice President, Chief Financial Officer of EagleBank.

Summary Statistics 4 Total Assets $ billion Total Loans $ billion Total Deposits $ billion Tangible Common Equity $ billion Shares Outstanding (at close June 30, 2023) 29,912,082 Market Capitalization (at close September 7, 2023) $695 million Tangible Book Value per Common Share $37.29 Institutional Ownership 80% Member of Russell 2000 yes Member of S&P SmallCap 600 yes Note: Financial data as of June 30, 2023 unless otherwise noted. (1) Equity was $1.2 billion and book value was $40.78 per share. Please refer to the Non-GAAP reconciliation in the appendix, (2) Based on September 7, 2023 closing price of $23.23 per share and June 30, 2023 shares outstanding. (1) (1) (2)

Limited Network of Offices 5

Environmental, Social & Governance 6 Diversity, Equity & Inclusion Council • Employee Resource Groups (ERGs) to foster a diverse and inclusive workplace • Mentorship Program that formally pairs mentors with mentees • Scholarship awards to EagleBank teammates Notable recent financings • August 2023 - Successfully executed bond issuance and a loan closing on $10.2 million via Series 2023 Tax- Exempt District of Columbia Industrial Revenue Bonds to support the fee simple acquisition and upcoming construction project renovations for Sela Public Charter School • February 2023 - Announced financing up to $55 million District of Columbia Tax-Exempt Revenue Bonds to support Mundo Verde Bilingual Public Charter School EagleBank Foundation • Annual Fight Against Breast Cancer Golf Classic in October 2022 raised more than $470,000. Proceeds from the event continue to support research and outreach programs through partnerships with local hospitals and organizations ESG Task Force • Began operating in the first quarter of 2023 • Six members (officers and directors) • Will assist the Board of Directors in establishing general strategy relating to ESG • Reports to the Governance and Nominations Committee of the Board at least twice a year Diversity of Board & Sr. Management • Board of 9 includes 4 women (including the CEO) and 1 man who identifies as Black/African American • Senior Management of 8 includes 2 women and a man who identifies as Asian-American Diversity of Team • Women represent 60% of employees (6/30/2023) and racial and ethnic minorities represent 64% of employees (6/30/2023) • 82% of our hires were from diverse groups, including women, racial and ethnic minorities, veterans and people with disabilities (Last 12 months ended 6/30/2023)

Investment Rationale 7 Solid capitalization and prudent capital management Well-managed asset quality Superior efficiency with limited branch network Recognized expertise in CRE, C&I and construction lending Strategically positioned in one of the most attractive markets in the U.S. Dedicated, diverse and experienced Board focused on vision and governance *Based on closing price as of September 7, 2023 of $23.23 per share and June 30, 2023 tangible book value of $37.29 per share and book value of $40.78 per share. **Please refer to Non-GAAP reconciliation and footnotes in the appendices. Attractive Valuation* Attractive Dividends 62% price/tangible book value per share** 57% price/book value per share $1.80 per share (last 4 quarters)

2nd Quarter 2023 Highlights 8 • Dividend – Paid a quarterly dividend of $0.45 per share. • Stock repurchases – Repurchased 1.2 million shares at an average price of $24.48 per share (including commissions) totaling an aggregate of $29.4 million • Robust capital levels • Tangible common equity to tangible assets of 10.21%* • Common equity to assets of 11.05% • Asset quality metrics stayed strong – NPAs/total assets of 0.28% at quarter-end and net charge-offs of $5.6 million. Allowance for credit losses/loans relatively unchanged at 1.00% • Loan growth moderated – Up $29 million from the prior quarter-end, up 0.4% from prior quarter and up 1.5% annualized for the quarter • Improvement in funding mix – Deposits up $255 million and borrowings down $277 million from the prior quarter. The increase in deposits was primarily brokered time deposits. • Uninsured deposits – At quarter-end uninsured deposits were 29.4% of deposits • Expense reduction – Implemented a reduction-in-force with identified cost savings of $2.4 million in the second half of 2023 and additional savings of $5.8 million in 2024. Additionally, during the quarter, two branches with expiring leases were closed reducing the number of banking locations to 13. *Please refer to Non-GAAP reconciliation and footnotes in the appendices.

Moderated growth 9 • Asset Trend – Down from 2021 peak as interest bearing deposits and other short-term investments returned to pre-pandemic levels • Loans - Up $29 million (0.04%) from the prior quarter- end and up 1.5% annualized • Unfunded commitments – Down $120 million from the prior quarter Note: Tables are as of period end. Loans Held for Investment (“Loans HFI”).

10 Renewed focus on deposits • Improved funding mix in 2nd quarter ‒ Deposits up $255 million ‒ ST Borrowings down $277 million • Deposit betas – Measuring from the 1st quarter of 2022, the beta on interest bearing deposits of 75% does not include the benefit of average noninterest bearing deposits which were 30.1% of average total deposits. Cost of funds deposit beta was 60%. *For betas, the denominator is the change in the Average Effective Fed Funds rate for the quarter, starting with 2022 Q1. **Beginning in the second quarter of 2023, the Company revised its cost of funds methodology to use a daily average calculation where interest expense on interest bearing liabilities is divided by average interest bearing liabilities and average noninterest bearing deposits. Previously, the Company calculated the cost of funds as the difference between yield on earning assets and net interest margin.

Deposit mix – 26% noninterest bearing 11 *Core deposits include CDAR’s and ICS reciprocal deposits. • Increase in wholesale CDs in the 2nd quarter enabled reduction in 1st quarter borrowings • Average noninterest bearing deposits were 30.1% of average deposits in the 2nd quarter • Increased focus on commercial relationships to maintain noninterest bearing accounts and to support liquidity

Asset quality metrics remain strong 12 *Excludes loans held for sale. **Non-performing assets (“NPAs”) include loans 90 days past due and still accruing. Charts for Allowance for Credit Losses and NPAs are as of period end. Net Charge Offs (“NCO”) are annualized for periods of less than a year. Long track record of strong underwriting and resilient credit performance • Provision – Up in the first half of 2023 primarily due to a higher allowance for CRE office properties • Allowance – Relatively unchanged at 1.00% from the prior quarter • NCOs – $5.6 million in the 2nd quarter of 2023 • NPAs – $30.6 million primarily from one commercial office note in Northern Virginia • Loans 30-89 Days Late - $41.0 million primarily from one multi-family credit for $39.5 million.

$ in millions Income Producing CRE % of Loans Hotel / Motel $401 5.2% Industrial 139 1.8% Mixed Use 328 4.2% Multi-Family 819 10.5% Office & Office Condo 976 12.5% Retail 426 5.5% Family & Residential Condo 104 1.3% Other 893 11.5% Total Income Producing CRE $4,086 52.5% Income Producing CRE Loans - 6/30/2023 13 Loan breakdown and classification trends $ in millions Loans % of Loans C&I $1,432 18.4% Owner Occupied CRE 1,122 14.5% Income Producing CRE 4,086 52.5% Owner Occupied Const. 133 1.7% CRE Construction 758 9.8% Land 105 1.4% Residential Mortgage 77 1.0% Consumer 54 0.7% Total loans $7,767 100.0% Loans by Type - 6/30/2023

Loan portfolio benefits from higher rates 14 • LIBOR – All remaining loans that were still tied to LIBOR based rates on June 30, 2023 were transitioned to their appropriate fallback or replacement rate on July 3, 2023. • Variable Rate Loans - $4.8 billion or 61.6% of loans are variable rate at quarter-end. • Repricing (fixed or variable) ‒ $3.8 billion or 48.8% of loans reprice within 30 days ‒ $933 million or 12.0% of loans reprice within 1 year *Based on loans at amortized cost. Variable vs. Fixed as of June 30, 2023 All Variable Index (if any) Loans Loans LIBOR based 14.8% 24.0% SOFR based 32.0% 52.0% WSJ Prime based 7.1% 11.5% Other 7.7% 12.5% Total Variable 61.6% 100.0% Total Fixed 38.4% Total 100.0% Percent of*

Securities provide cash & liquidity 15 • Investment securities ‒ Down net of $66 million from prior quarter primarily from principal paydowns and maturities received, and lower carrying values on AFS securities. ‒ Portfolio positioned to manage pledging and liquidity needs ‒ 1st half 2023 averaged $22.7 million per month in cash flow from principal payments and interest income ‒ Selling investment securities remains an option for increasing liquidity *Includes allowance for credit losses. Note: Chart is as of period end. Excludes Federal Reserve and Federal Home Loan Bank stocks. AFS / HTM as of June 30, 2023

Efficiency better than peers 16 • Efficiency – Branch light model continues to create superior efficiency versus peers • Net interest income – Down from the prior quarter on the impact of higher rates paid on deposits and the full impact of changes in the funding mix beginning late in the 1st quarter of 2023 • Noninterest income – Up from the prior quarter on income from an SBIC fund and an increase in swap fee income • Noninterest expense – Down from the prior quarter as the prior quarter included higher compensation and legal expenses *Computed by dividing noninterest expense by the sum of net interest income and noninterest income. Please refer to the Non-GAAP reconciliation and footnotes in the appendices. **2022Q2 reported efficiency ratio was 66.6%. 2022Q2 adjusted excludes a $22.9 million one-time non-tax impacted expense accruals. Please refer to Non-GAAP reconciliation and footnotes in the appendices. Note: Peers are depository institutions with assets from $7-$20 billion as of June 30, 2023 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence.

Returns improved from prior quarter 17 • PPNR – Up from the prior quarter on higher noninterest income and lower noninterest expenses • Return on Average Tangible Common Equity – Disadvantaged by strong capital position with TCE/TA at 10.21% vs. peer median of 8.08% *Please refer to the Non-GAAP reconciliation and footnotes in the appendices. PPNR/Average Assets and returns are annualized. See Non-GAAP reconciliation for calculation of annualized PPNR. **2022Q2 reported was $30 million for PPNR and 1.01% for PPNR to average assets. 2022Q2 reported was 0.54% for return on average assets and 4.91% for return on average tangible common equity. 2022Q2 adjusted removes the impact of a $22.9 million one-time non-tax impacted expense accrual. Please refer to Non-GAAP reconciliation and footnotes in the appendices. Note: Peers are depository institutions with assets from $7-$20 billion as of June 30, 2023 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence.

Solid capitalization 18 *Please refer to Non-GAAP reconciliation and footnotes in the appendices. Note: Peers are depository institutions with assets from $7-$20 billion as of June 30, 2023 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence. • Capitalization ‒ Tangible common equity levels well above peers ‒ Total Capital at 14.52% gives us financial flexibility and room to maintain our pipeline ‒ 2023 Stock Repurchase Plan has been completed

Tangible book, EPS & dividends 19 • Tangible book ‒ AOCI impact on TBVPS is $6.41 at June 30, 2023. • Dividend ‒ $1.80 per share for last four quarters *Chart for Tangible Book Value Per Share is as of period end. Please refer to Non-GAAP reconciliation and footnotes in the appendices. **2022Q2 adjustment to show impact of a $22.9 million one-time non-tax impacted expense accrual. Please refer to Non-GAAP reconciliation and footnotes in the appendices.

Loan mix – 33% C&I and Own Occ. CRE 20 – C&I and Owner Occupied CRE at 32.9% of portfolio are more of a focus than other local banks – C&I Loan Portfolio is predominantly variable rate loans – Owner Occupied Loans are key to small and mid-market relationships – DDA Operating Accounts of C&I relationships are a critical component of deposit composition strategy 32.9%

Loan Portfolio – Details

$ in millions		Commercial Real Estate		Construction						
Location	C&I	Owner Occupied CRE	Income Producing CRE	Owner Occupied Const.	CRE Construction	Land	Residential Mortgage	Consumer	TOTAL	% of Total
District of Columbia	$310.7	$289.5	$1,340.5	$72.4	$296.9	$30.0	$35.3	$13.8	$2,389.1	30.8%
Suburban Washington										
Montgomery	$232.9	$186.0	$696.9	$5.0	$73.3	$0.6	$7.4	$21.2	$1,223.3	15.8%
Fairfax	224.2	55.4	407.6	-	83.7	24.5	8.2	8.3	811.9	10.5%
Prince George's	134.1	209.3	338.7	8.0	41.0	14.7	-	0.6	746.4	9.6%
Loudoun	73.7	37.6	204.3	4.0	39.2	4.1	1.1	1.6	365.6	4.7%
Arlington	74.5	0.3	93.6	-	4.1	-	1.4	1.7	175.6	2.3%
Alexandria	25.2	17.9	132.2	5.7	120.3	1.0	1.3	0.7	304.3	3.9%
Prince William	6.5	24.2	191.0	23.8	17.6	-	-	0.7	263.8	3.4%
Frederick	7.5	-	56.0	1.8	-	-	0.6	0.4	66.3	0.9%
Suburban Washington	$778.6	$530.7	$2,120.3	$48.3	$379.2	$44.9	$20.0	$35.2	$3,957.2	51.2%
Other Maryland										
Baltimore	$60.2	$25.5	$48.0	$0.7	$23.6	$0.0	$0.0	$0.0	$158.0	2.0%
Anne Arundel	5.8	23.0	98.8	0.6	11.6	19.4	1.4	0.5	161.1	2.1%
Eastern Shore	7.2	8.1	46.4	-	7.1	0.1	1.1	0.9	70.9	0.9%
Howard	9.1	2.8	26.5	-	-	1.5	1.4	0.8	42.1	0.5%
Charles	0.4	20.6	4.0	-	-	-	-	0.2	25.2	0.3%
Other MD	1.3	4.9	22.5	-	-	-	0.2	0.5	29.4	0.4%
Other Maryland	$84.0	$84.9	$246.2	$1.3	$42.3	$21.0	$4.1	$2.9	$486.7	6.1%
Other Virginia										
Fauquier	$0.0	-	$9.0	-	-	-	$0.0	$0.1	$9.1	0.1%
Other VA	54.1	$45.2	263.0	$2.6	$10.2	$0.0	0.3	0.6	376.0	4.8%
Other Virginia	$54.1	$45.2	$272.0	$2.6	$10.2	$0.0	$0.3	$0.7	$385.1	4.9%
Other USA	$204.5	$172.0	$107.1	$8.2	$29.3	$9.1	$16.9	$1.5	$548.6	7.1%
Total	**$1,431.9**	**$1,122.3**	**$4,086.1**	**$132.8**	**$757.9**	**$105.0**	**$76.6**	**$54.1**	**$7,766.7**	**100.0%**
% of Total	18.4%	14.5%	52.6%	1.7%	9.8%	1.4%	1.0%	0.7%	100.0%	

32.9% (C&I + Owner Occupied CRE)

Note: Data as of June 30, 2023.

EAGLE BANCORP, INC.

21

ADC & CRE (Bank Level) – Concentration 22 Note: Acquisition, Development and Construction (“ADC”) and CRE concentration ratios represents concentration as a percentage of consolidated risk-based capital. CRE excludes owner occupied. Charts and data are as of period end. CRE Details ADC Details $ in millions 2022Q2 2022Q3 2022Q4 2023Q1 2023Q2 Total ADC portfolio 1,461$ 1,548$ 1,498$ 1,552$ 1,450$ ADC/Total Loans 20.4% 21.2% 19.6% 20.1% 18.7% $ in millions 2022Q2 2022Q3 2022Q4 2023Q1 2023Q2 Total CRE portfolio 4,425$ 4,700$ 4,925$ 5,163 5,137 CRE/Total Loans 61.9% 64.4% 64.5% 66.7% 66.1%

Appendices 23

Historical Balance Sheets

$'s in thousands	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022	6/30/2023
Assets						
Cash and Equivalents	$321,864	$241,973	$1,789,055	$1,714,222	$311,854	$187,918
Securities AFS*	807,645	878,557	1,191,187	2,657,561	1,663,733	1,581,788
Securities HTM	-	-	-	-	1,093,374	1,055,181
Total Cash and Securities	1,129,509	1,120,530	2,980,242	4,371,783	3,068,961	2,824,887
Loans HFI	6,991,447	7,545,748	7,760,212	7,065,598	7,635,632	7,766,719
Less: Loan Loss Reserves	(69,944)	(73,658)	(109,579)	(74,965)	(74,444)	(78,029)
Loans Held for Sale	19,254	56,707	88,205	47,218	6,734	-
Total Net Loans	6,940,757	7,528,797	7,738,838	7,037,851	7,567,922	7,688,690
Real Estate Owned	1,394	1,487	4,987	1,635	1,962	1,487
Total Intangibles	105,766	104,739	105,114	105,793	104,233	104,220
Other Assets	211,711	233,166	288,621	330,248	407,776	415,457
Total Assets	$8,389,137	$8,988,719	$11,117,802	$11,847,310	$11,150,854	$11,034,741
Liabilities						
Deposits	$6,974,285	$7,224,391	$9,189,203	$9,981,540	$8,713,182	$7,718,127
Borrowings	-	250,000	300,000	300,000	975,001	1,836,759
Repurchase Agreements	30,413	30,980	26,726	23,918	35,100	37,017
Subordinated Debt	217,296	217,687	268,077	69,670	69,794	69,856
Other Liabilities	58,202	74,980	92,904	121,407	129,456	153,216
Total Liabilities	7,280,196	7,798,038	9,876,910	10,496,535	9,922,533	9,814,975
Equity						
Common Equity	1,113,216	1,187,722	1,225,392	1,365,017	1,427,828	1,411,353
Accum. Other Comp. (Loss) Income	(4,275)	2,959	15,500	(14,242)	(199,507)	(191,587)
Total Shareholders Equity	1,108,941	1,190,681	1,240,892	1,350,775	1,228,321	1,219,766
Total Liabilities and Equity	$8,389,137	$8,988,719	$11,117,802	$11,847,310	$11,150,854	$11,034,741

*Includes Federal Reserve and Federal Home Loan Bank stock.

EAGLE BANCORP, INC.

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Historical Income Statements

$ in thousands, except per share data	2018Y	2019Y	2020Y	2021Y	2022Y	2023 YTD*
Total Interest Income	$393,286	$429,630	$389,986	$364,496	$424,613	$296,757
Total Interest Expense	76,293	105,585	68,424	39,982	91,746	149,922
Net Interest Income	316,993	324,045	321,562	324,514	332,867	146,835
Provision for (reversal of) Credit Losses	8,660	13,091	45,571	(20,821)	266	11,402
Provision for (reversal of) Unfunded Commitments	-	-	1,380	(1,119)	1,477	1,166
Service Charges on Deposits	7,014	6,247	4,416	4,562	5,399	3,136
Gain on Sale of Loans	5,963	8,474	22,089	14,045	3,702	400
Gain/Loss on Sale of Securities	97	1,517	1,815	2,964	(169)	(19)
BOLI Income	1,507	1,703	2,071	2,059	2,547	1,303
Other Noninterest Income	8,005	7,758	15,305	16,755	12,175	7,475
Total Noninterest Income	22,586	25,699	45,696	40,385	23,654	12,295
Salaries and Employee Benefits	67,734	79,842	74,440	88,398	84,053	46,131
Premises and Equipment Expenses	15,660	14,387	15,715	14,876	13,218	6,544
Marketing and Advertising	4,566	4,826	4,278	4,165	4,721	1,520
Data Processing	9,714	9,412	10,702	11,709	12,171	6,453
Legal, Accounting and Professional Fees	9,742	12,195	16,406	11,510	8,583	5,903
FDIC Insurance	3,512	3,206	7,941	5,897	4,969	4,067
Amortization of intangible assets	-**	-**	-**	-**	-**	14
Other Noninterest Expenses	15,783	15,994	14,680	12,610	37,383	7,930
Total Noninterest Expense	126,711	139,862	144,162	149,165	165,098	78,562
Net Income Before Taxes	204,208	196,791	176,145	237,674	189,680	68,000
Income Taxes	51,932	53,848	43,928	60,983	48,750	15,074
Net Income	$152,276	$142,943	$132,217	$176,691	$140,930	$52,926
Earnings per share - diluted	$4.42	$4.18	$4.09	$5.52	$4.39	$1.72
Adjusted earnings per share (diluted)***	-	-	-	-	4.95	-

*Six months ended June 30, 2023.
**Included in Other Noninterest Expenses.
***Please refer to Non-GAAP reconciliation and footnotes in the appendices.

EAGLE BANCORP, INC.
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Loan Portfolio – Income Producing CRE

$ in millions Location	Hotel/ Motel	Industrial	Mixed Use	Multi-Family	Office & Office Condo	Retail	Family & Res. Condo	Other	Total	% of Total
District of Columbia	$140.4	$5.0	$225.8	$423.2	$234.9	$82.5	$74.6	$154.1	$1,340.5	32.8%
Suburban Washington										
Montgomery	$0.0	$24.6	$39.2	$200.5	$272.7	$12.8	$2.4	$144.7	$696.9	17.1%
Fairfax	-	2.6	1.0	1.0	199.6	50.0	10.6	142.8	407.6	10.0%
Prince George's	85.8	51.6	7.4	68.4	44.3	41.9	0.8	38.5	338.7	8.3%
Loudoun	-	14.0	3.6	-	35.2	3.5	1.5	146.5	204.3	5.0%
Arlington	46.4	-	-	0.2	45.5	-	1.5	-	93.6	2.3%
Alexandria	20.6	-	7.0	3.9	53.0	14.9	2.0	30.8	132.2	3.2%
Prince William	-	3.1	-	4.4	7.6	8.8	0.6	166.5	191.0	4.7%
Frederick	-	2.0	0.5	-	5.5	39.4	0.6	8.0	56.0	1.4%
Suburban Washington	$152.8	$97.9	$58.7	$278.4	$663.4	$171.3	$20.0	$677.8	$2,120.3	52.0%
Other Maryland										
Baltimore	$14.4	$0.0	$1.4	$2.4	$8.2	$9.8	$0.5	$11.3	$48.0	1.2%
Anne Arundel	33.3	-	7.0	-	1.8	51.8	-	4.9	98.8	2.4%
Eastern Shore	36.5	6.7	-	-	-	0.7	-	2.5	46.4	1.1%
Howard	-	6.1	-	-	2.0	6.1	2.1	10.2	26.5	0.6%
Charles	-	4.0	-	-	-	-	-	-	4.0	0.1%
Other MD	-	16.0	3.5	-	-	0.4	-	2.6	22.5	0.6%
Other Maryland	$84.2	$32.8	$11.9	$2.4	$12.0	$68.8	$2.6	$31.5	$246.2	6.0%
Other Virginia										
Fauquier	-	-	-	-	$6.2	$0.0	-	2.8	$9.0	0.2%
Other VA	-	3.3	25.9	56.1	59.7	101.4	6.6	10.0	263.0	6.4%
Other Virginia	-	$3.3	$25.9	$56.1	$65.9	$101.4	$6.6	$12.8	$272.0	6.6%
Other USA	23.8	-	5.4	59.1	0.1	2.0	-	16.7	107.1	2.6%
Total	**$401.2**	**$139.0**	**$327.7**	**$819.2**	**$976.3**	**$426.0**	**$103.8**	**$892.9**	**$4,086.1**	**100.0%**
% of Total	9.8%	3.4%	8.0%	20.0%	24.0%	10.4%	2.5%	21.9%	100.0%	

Note: Data as of June 30, 2023.

EAGLE BANCORP, INC.
26

Loan Portfolio – CRE Construction

$ in millions Location	Single & 1-4 Family	Multi-Family	Office & Office Condo	Hotel/ Motel	Mixed Use	Retail	Residential Condo	Other	Total	% of Total
District of Columbia	$32.3	$167.0	$0.0	$0.0	$68.7	$0.9	$14.9	$13.1	$296.9	39.2%
Suburban Washington										
Montgomery	$19.5	$35.5	$0.0	$0.0	$0.0	$0.0	$0.0	$18.3	$73.3	9.7%
Fairfax	14.7	47.5	-	-	21.5	-	-	-	83.7	11.0%
Prince George's	1.5	13.0	-	-	26.5	-	-	-	41.0	5.4%
Loudoun	1.3	-	-	-	2.4	-	14.7	20.8	39.2	5.2%
Alexandria	1.5	66.8	-	-	32.2	-	19.8	-	120.3	15.9%
Prince William	-	-	-	-	-	-	-	17.6	17.6	2.3%
Arlington	4.1	-	-	-	-	-	-	-	4.1	0.5%
Frederick	-	-	-	-	-	-	-	-	-	0.0%
Suburban Washington	$42.6	$162.8	$0.0	$0.0	$82.6	$0.0	$34.5	$56.7	$379.2	50.0%
Other Maryland										
Baltimore	$0.0	$0.0	$0.0	$0.0	$23.6	$0.0	$0.0	$0.0	$23.6	3.1%
Anne Arundel	-	-	-	-	-	-	6.5	5.1	11.6	1.5%
Eastern Shore	-	-	-	-	-	-	5.1	2.0	7.1	0.9%
Howard	-	-	-	-	-	-	-	-	-	0.0%
Charles	-	-	-	-	-	-	-	-	-	0.0%
Other MD	-	-	-	-	-	-	-	-	-	0.0%
Other Maryland	$0.0	$0.0	$0.0	$0.0	$23.6	$0.0	$11.6	$7.1	$42.3	5.6%
Other Virginia										
Fauquier	-	-	-		-		-	-	-	0.0%
Other VA	-	-	-	-	-	-	-	10.2	10.2	1.3%
Other Virginia	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$10.2	$10.2	1.3%
Other USA	1.3	10.2	-	-	-	-	-	17.8	29.3	3.9%
Total	**$76.2**	**$340.0**	**$0.0**	**$0.0**	**$174.9**	**$0.9**	**$61.0**	**$104.9**	**$757.9**	**100.0%**
% of Total	10.1%	44.9%	0.0%	0.0%	23.1%	0.1%	8.0%	13.8%	100.0%	
Renovation	$8.1	$76.9	$0.0	$0.0	$39.7	$0.0	$0.0	$22.3	$147.0	
Ground-Up	68.1	263.1	-	-	135.2	0.9	61.0	82.6	610.9	

Note: Data as of June 30, 2023.

EAGLE BANCORP, INC.

27

28 Non-GAAP Reconciliation (unaudited) $ in thousands, except per share data 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 Tangible common equity Common shareholders' equity $1,252,720 $1,219,771 $1,228,321 $1,241,958 $1,219,766 Less: Intangible assets (104,257) (104,240) (104,233) (104,226) (104,220) Tangible common equity, incl. AOCI $1,148,463 $1,115,531 $1,124,088 $1,137,732 $1,115,546 Reverse loss on: Accumulated other comprehensive income ("AOCI") $152,369 $210,639 $199,507 $180,914 $191,587 Tangible common equity, excl. AOCI $1,300,832 $1,326,170 $1,323,595 $1,318,646 $1,307,133 Per share Book value $39.05 $38.02 $39.18 $39.92 $40.78 Less: Intangible book value (3.25) (3.25) (3.32) (3.35) (3.49) Tangible book value, incl AOCI $35.80 $34.77 $35.86 $36.57 $37.29 Reverse loss on: AOCI $4.75 $6.57 $6.36 $5.81 $6.41 Tangible book value, excl AOCI $40.55 $41.34 $42.22 $42.38 $43.70 Tangible common equity ratio Total assets $10,941,655 $10,713,044 $11,150,854 $11,088,867 $11,034,741 Less: Intangible assets (104,257) (104,240) (104,233) (104,226) (104,220) Tangible assets $10,837,398 $10,608,804 $11,046,621 $10,984,641 $10,930,521 Tangible common equity ratio 10.60% 10.52% 10.18% 10.36% 10.21% As of Period End

29 Non-GAAP Reconciliation (unaudited) $ in thousands 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 Average tangible common equity Common shareholders' equity $1,281,742 $1,271,753 $1,233,705 $1,240,978 $1,245,647 Less: Intangible assets (104,246) (104,253) (104,238) (104,231) (104,224) Average tangible common equity $1,177,496 $1,167,500 $1,129,467 $1,136,747 $1,141,423 Return on avg. tangible common equity Net Income $15,696 $37,297 $42,193 $24,234 $28,692 Average tangible common equity $1,177,496 $1,167,500 $1,129,467 $1,136,747 $1,141,423 Return on avg. tangible common equity 5.35% 12.67% 14.82% 8.65% 10.08% Adj. return on avg. tangible common equity Net Income $15,696 - - - - Reversal: Penalty, disgorgement & prejudgment interest 22,874 - - - - Adjusted net income $38,570 - - - - Average tangible common equity $1,177,496 - - - - Adj. return on avg. tangible common equity 13.14% - - - - Average assets $11,701,679 - - - - Adj. return on average assets 1.32% - - - - As of Period End or For the Quarter

30 Non-GAAP Reconciliation (unaudited) $ in thousands 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 Efficiency Ratio Net interest income $82,918 $83,897 $85,600 $75,024 $71,811 Noninterest income 5,564 5,308 5,329 3,700 8,595 Revenue $88,482 $89,205 $90,929 $78,724 $80,406 Noninterest expense $58,962 $36,206 $38,918 $40,584 $37,978 Efficiency ratio 66.6% 40.6% 42.8% 51.6% 47.2% Adjusted Efficiency Ratio Net interest income $82,918 - - - - Noninterest income 5,564 - - - - Revenue $88,482 - - - - Noninterest expense $58,962 - - - - Reversal: Penalty, disgorgement & prejudgment interest 22,874 - - - - Adjusted noninterest expense $36,088 - - - - Adjusted efficiency ratio 40.8% - - - - For the Quarter

Non-GAAP Reconciliation (unaudited)

$ in thousands, except per share data	For the Period 2022 Q2	2022
Net Income		
Net income	$15,696	$140,930
Reversal: Accrual reduction for former CEO and Chairman	-	(5,018)
Reversal: Penalty, disgorgement & prejudgment interest	22,874	22,874
Adjusted net income (non-GAAP)	**$38,570**	**$158,786**
Earnings per share (diluted)		
Earnings per share (diluted)	$0.49	$4.39
Reversal: Accrual reduction for former CEO and Chairman	-	(0.15)
Reversal: Penalty, disgorgement & prejudgment interest	0.71	0.71
Adjusted earnings per share (diluted) (non-GAAP)	**$1.20**	**$4.95**
Weighted average common shares outstanding, diluted	32,142,427	32,078,070

$ in thousands	For the Quarter 2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2
Pre-Provision Net Revenue					
Net interest income	$82,918	$83,897	$85,600	$75,024	$71,811
Non-interest income	5,564	5,308	5,329	3,700	8,595
Non-interest expense	(58,962)	(36,206)	(38,918)	(40,584)	(37,978)
Pre-Provision Net Revenue	29,520	52,999	52,011	38,140	42,428
Reversal: Penalty, disgorgement & prejudgment interest	22,874	-	-	-	-
Adj. Pre-provision net revenue ("PPNR")	**52,394**	**52,999**	**52,011**	**38,140**	**42,428**
Average assets	$11,701,679	$11,431,110	$11,255,956	$11,426,056	$11,960,111
PPNR to average assets (%)	1.01%	1.85%	1.83%	1.35%	1.43%
Adj. PPNR to average assets (%)	**1.80%**	**1.85%**	**1.83%**	**1.35%**	**1.43%**

EAGLE BANCORP, INC.

31

32 Non-GAAP Reconciliation (unaudited) Tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, tangible book value per common share excluding accumulated other comprehensive income (“AOCI”), and the return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding; to calculate the tangible book value per common share excluding the AOCI, tangible common equity is reduced by the loss on the AOCI before dividing by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity which is calculated by excluding the average balance of intangible assets from the average common shareholders’ equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk-based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The above table provides reconciliation of these financial measures defined by GAAP with non-GAAP financial measures. Pre-provision net revenue is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates PPNR by subtracting noninterest expenses from the sum of net interest income and noninterest income. PPNR to Average Assets is calculated by dividing the PPNR amount by average assets to obtain a percentage. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. The table in the "Income Statement" section of this earnings release provides a reconciliation of PPNR and PPNR to Average Assets to the nearest GAAP measure. Efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income. Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. The table above shows the calculation of the efficiency ratio from these GAAP measures. Adjusted net income, adjusted earnings per share (diluted), adjusted return on average assets and adjusted return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates adjusted net income for 2Q2022 and 2022 by excluding from net income the accrual of non-tax deductible expenses of $22.9 million in connection with the Company's agreements in principle with the Securities and Exchange Commission ("SEC") and the Board of Governors of the Federal Reserve System ("FRB") to resolve the previously disclosed investigations with respect to the Company, recorded in the second quarter of 2022. The Company calculates adjusted earnings per share (diluted) for 2Q2022 and 2022 by dividing adjusted net income by the weighted average shares outstanding (diluted). The Company calculates adjusted return on average assets by dividing adjusted net income by average assets. The Company calculates adjusted return on average tangible common equity by dividing adjusted net income by average tangible common equity. The Company considers this information important to shareholders because adjusted net income and adjusted earnings per share (diluted) provides investors insight into how Company earnings changed exclusive of the two aforementioned adjustments, and allows investors to better compare the Company's performance against historical periods. The table above provides a reconciliation of adjusted net income and adjusted earnings per share (diluted) to the nearest GAAP measure.